Exhibit 8


                                                           October 3, 2003



                  RE: ISSUANCE AND SALE OF PREFERRED SECURITIES


Southwestern Electric Power Company
1 Riverside Plaza
Columbus, Ohio 43215

SWEPCo Capital Trust I
c/o Southwestern Electric Power Company
1 Riverside Plaza
Columbus, Ohio 43215

Ladies and Gentlemen:

                  We have acted as tax counsel ("Tax Counsel") to Southwestern Electric Power Company, a Delaware corporation (the "Company"), and SWEPCo Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), in connection with the preparation and filing by the Company and the Trust with the Securities and Exchange Commission (the "Commission") of the Prospectus Supplement dated September 26, 2003 to the Prospectus dated August 25, 2003 (together, the "Prospectus") which formed a part of the Registration Statement on Form S-3 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended, with respect to (i) the issuance of the Series B Junior Subordinated Debentures (the "Subordinated Debentures") by the Company pursuant to the Subordinated Indenture, dated as of


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SOUTHWESTERN ELECTRIC POWER COMPANY
SWEPCO CAPITAL TRUST I                  -2-                      OCTOBER 3, 2003


September 1, 2003, as amended, supplemented by the First Supplemental Indenture, dated as of October 1, 2003 (together, the "Indenture"), between the Company and The Bank of New York, as trustee (in such capacity, the "Debenture Trustee"), in exchange for Preferred Securities and Common Securities (as defined below) of the Trust, in the form filed as an exhibit to the Registration Statement; (ii) the issuance of the trust preferred securities (the "Preferred Securities") and common securities (the "Common Securities", and together, the "Trust Securities") in exchange for the Subordinated Debentures pursuant to the Amended and Restated Declaration of Trust (the "Trust Agreement") among the Company, as sponsor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein, in the form filed as an exhibit to the Registration Statement; and (iii) the sale by the Company of the Preferred Securities to investors pursuant to the Prospectus.

                  The Trust Securities are guaranteed by the Company with respect to the payment of distributions and payments upon liquidation, redemption and otherwise pursuant to, and to the extent set forth in, the Guarantee Agreement ("the Guarantee"), between the Company and The Bank of New York, as trustee (in such capacity, the "Guarantee Trustee"), for the benefit of the holders of the Trust Securities, in the form filed as an exhibit to the Registration Statement.

                  All capitalized terms used in this opinion letter and not otherwise defined herein shall have the meaning ascribed to such terms in the Registration Statement.


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SOUTHWESTERN ELECTRIC POWER COMPANY
SWEPCO CAPITAL TRUST I                  -3-                      OCTOBER 3, 2003




                  In delivering this opinion letter, we have reviewed and relied upon: (i) the Registration Statement; (ii) a form of the Indenture; (iii) a form of the Subordinated Debenture; (iv) a form of the Trust Agreement; (v) a form of the Guarantee; and (vi) forms of the Trust Securities, in the case of each "form", as such form was filed as an exhibit to the Registration Statement. We also have examined and relied upon originals, or duplicates or certified or conformed copies, of such records of the Company and the Trust and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

                  In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us. In addition, we also have assumed that the transaction related to the issuance of the Subordinated Debentures and the Trust Securities will be consummated in accordance with the terms of the documents and forms of documents described herein.

                  On the basis of the foregoing, (i) assuming that the Trust was formed and will be maintained in compliance with the terms of the Trust Agreement, we hereby confirm our opinion set forth in the Prospectus under the caption "Certain United States Federal Income Tax Consequences" and (ii) subject to the qualifications and limitations set forth herein, we are of the opinion that the statements set forth in the Prospectus under the caption "Certain United States Federal Income Tax Consequences," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions


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SOUTHWESTERN ELECTRIC POWER COMPANY
SWEPCO CAPITAL TRUST I                  -4-                      OCTOBER 3, 2003


with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

                  We express no opinion with respect to the transactions referred to herein or in the Prospectus other than as expressly set forth herein. Moreover, we note that there is no authority directly on point dealing with securities such as the Trust Securities or transactions of the type described herein and that our opinion is not binding on the Internal Revenue Service or the courts, either of which could take a contrary position. Nevertheless, we believe that the opinion expressed in the Prospectus, if challenged, would be sustained by a court with jurisdiction in a properly presented case.

                  We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

                  We hereby consent to the use of our name in the Registration Statement under the caption "Certain United States Federal Income Tax Consequences" and "Legal Opinions". Very truly yours,



                                        /s/  Simpson Thacher & Bartlett LLP
                                        -----------------------------------
                                        SIMPSON THACHER & BARTLETT LLP